                                                                   EXHIBIT 10.27

                               PURCHASE AGREEMENT

      THIS AGREEMENT dated as of the 1st day of January, 2006 by and among METAMATERIA PARTNERS, LLC, an Ohio limited liability company having offices located at 1275 Kinnear Road, Columbus, OH 43212 (the "Purchaser"), and POUROUS CERAMIC SHAPES, LLC, an Ohio limited liability company located at 1275 Kinnear Road, Columbus, OH 43212 (the "Seller").

      INTRODUCTORY STATEMENT. The Seller desires to sell to the Purchaser, and Purchaser desires to purchase from the Seller, upon and subject to the terms and conditions contained in this Agreement, substantially all of the assets of the Seller without assuming any of Seller's liabilities other than those royalty obligations specifically described in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. Assets to Be Purchased. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell and deliver to the Purchaser the Acquired Assets. For purposes of this Agreement, the term "Acquired Assets" shall mean all right, title, and interest in and to substantially all of the assets constituting the business of the Seller including, but not limited to, all (a) patents, patent applications, trademarks, trademark applications, tradenames, logos, domain name registrations and addresses, copyrights, trade secrets and other intellectual property ("Intellectual Property") as well as the goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) agreements, contracts, purchase orders, instruments and other similar arrangements, and rights thereunder, (c) franchises, approvals, permits, telephone numbers, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (d) books, records, ledgers, files, documents, correspondence, customer lists and contacts, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (e) furniture, fixtures, molds and equipment, (f) inventory and accounts receivable, and (g) computer software applications.

      On the Closing Date, Seller shall execute and deliver to Purchaser a bill of sale in the form of Exhibit "A" attached hereto and made a part hereof ("Bill of Sale") and such other documents of transfer as counsel for Purchaser shall reasonably require to evidence the transfer of the Acquired Assets to Purchaser.

2. Retained Assets. The phrase "Acquired Assets" does not include

      (a)   Employee records;

      (b)   Any cash or prepaid amounts;

      (c)   Insurance policies;

      (d)   Bank accounts;

As of January 1, 2006

      (e)   Any interest in real property or any leased personal property;

      (f) Any financial records or tax returns of the Seller for operations prior to the Closing Date; and

      (g) Articles of Organization, Operating Agreement, minutes and other documents relating to the organization, maintenance, and existence of the Seller as a limited liability company.

3. No Liabilities Assumed. The Purchaser will not assume or in any other way be responsible for any of the liabilities, indebtedness or obligations of whatever nature of the Seller except that Purchaser will assume the royalty obligations of Seller to Robert C. Schenck, Jr. pursuant to the Assumption contained in the Letter of Understanding attached hereto and made a part hereof as Exhibit "B" ("Letter of Understanding"). The Seller agrees to indemnify and hold the Purchaser harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including attorneys' fees and expenses) which the Purchaser may incur in connection with any claims asserted against the Purchaser based, in whole or in part, upon any claims, liabilities, indebtedness or obligations which relate to the Seller or its business as conducted prior to the Closing Date. Purchaser shall have no obligation to hire the employees of Seller and no liability relating to any decision not to hire an employee of Seller.

4. Purchase Price. (a) Price. The Purchaser agrees to (i) pay the Seller ONE HUNDRED TWENTY-THREE THOUSAND THREE HUNDRED FOURTEEN DOLLARS ($123,314), and
(ii) deliver to the Seller or its designees at the Closing, warrants ("Warrants") to purchase up to an aggregate of 20,000 shares of the common stock, $.001 par value, of NanoDynamics, Inc., the parent company of Purchaser, at a price of $6.50 per share in the form attached as Exhibit C to this Agreement (the "Purchase Price"). The Purchase Price shall be paid on the Closing Date by check or wire transfer and delivery to Seller of the Warrants.

Seller hereby direct Purchaser to deliver the warrants on the Closing Date issued as follows: (i) a warrant issued in the name of Richard Schorr for 11,600 shares of NanoDynamics, Inc. and (ii) a warrant issued in the name of Michael Gagel for 8,400 shares of NanoDynamics.

      (b) Transfer Taxes. Purchaser shall be responsible for and shall pay when due any and all sales, use, stamp, registration or similar transfer taxes ("Transfer Taxes") imposed in connection with the transaction contemplated by this Agreement. The parties agree that $21,819 of the Purchase Price shall be allocated to furniture, fixtures and equipment. Seller agrees to report this amount in connection with all tax returns following the Closing Date, unless Purchaser has given its prior approval of a different amount.

5. Representations of the Seller. The Seller represents and warrants to the Purchaser that (i) the Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) Richard Schorr and Michael Gagel are the sole members of the Seller, (iii) the execution, delivery and performance of this Agreement and the Bill of Sale have been duly authorized; (iv) the corporate action required hereunder will not violate any agreement to which it is a party or by which it is bound, and both this Agreement and the Bill of Sale when executed and delivered will be legally enforceable and binding upon the

As of January 1, 2006

Seller in accordance with their terms, (v) the Seller has duly filed all tax returns, paid all taxes, charges, penalties and interest and there are no ongoing audits by any government; (vi) the balance sheet and other financial information provided by Seller as of December 31, 2005 is true and correct in all material respects (vii) the Seller has not entered into any contract, understanding or agreement relating to the sale or transfer of the Business;
(viii)the Seller has good and marketable title to all of the Acquired Assets, free and clear of any agreement or understanding with respect to the use or possession thereof or any rights thereto and of all liens, leases, mortgages, pledges, encumbrances, security interests, or charges of any kind or character;
(ix) there is no action, suit, investigation or other proceeding pending or threatened against or involving the Seller, the Business or the Acquired Assets , the Seller does not know of any material basis for any such action, suit, investigation or other proceeding, and there are no judgments or judgment liens outstanding against the Seller; (x) there are no warranty or other product claims pending or threatened against the Seller (xi) the Intellectual Property is owned and used solely and exclusively by, no other person has any rights in the Intellectual Property whether by license, sublease or otherwise, (xii) the Intellectual Property does not, to the best of Seller's knowledge, conflict or infringe upon the rights of others; (xiii) Seller is not aware of any third party infringement with respect to the Intellectual Property, (xiv) the Seller is in compliance in all respects with, and the Seller has not received in the last twelve (12) months any notice of failure to comply with, any applicable statutes, laws, ordinances, rules, regulations, orders or directives pertaining to the operation of the Business, and (xv) the consummation of the transactions contemplated by this Agreement does not require the consent of, or notice to, any third party.

6. Representations of the Purchaser. The Purchaser represents and warrants to the Seller that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio; (ii) the execution, delivery and performance of this Agreement and the Warrants have been duly authorized; (iii) the corporate action required hereunder will not violate any agreement to which it is a party or by which it is bound, and both this Agreement and the Warrants when executed and delivered will be legally enforceable and binding upon the Purchaser in accordance with their terms.

7. Conditions Precedent to Closing.

(a) Conditions Precedent to the Obligation of the Purchaser to Close. The obligations of the Purchaser to consummate the transactions provided for in this Agreement is subject to the satisfaction at or before the Closing Date of each of the following conditions precedent:

      (i) Execution and delivery by Seller to Purchaser of the Bill of Sale and such other assignments and documents of transfer as counsel for Purchaser may reasonably require to effect the transactions contemplated by this Agreement;

      (ii) Execution and delivery by Seller to Purchase of the Letter of Understanding attached as Exhibit B to this Agreement;

      (iii) The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date; and

As of January 1, 2006

      (iv) There shall have occurred no material casualty or impairment to the Acquired Assets after December 31, 2005.

(b) Conditions Precedent to the Obligations of the Seller to Close. The obligations of the Seller to consummate the transactions provided for in this Agreement is subject to the following conditions precedent:

      (i) The Purchaser shall have paid the Purchase Price including execution and delivery of the Warrants to the Seller;

      (ii) The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects as of the Closing Date;

      (iii) Execution and delivery by the Purchaser to the Seller of the Assumption contained in Exhibit B to this Agreement; and

      (iv) Termination of the Sublease between Purchaser and Seller.

8. Closing Date. The closing ("Closing Date") shall occur at the offices of Purchaser as the parties may reasonably agree after all of the conditions precedent have been satisfied.

9. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing Date.

(a) General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification hereunder).

(b) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any licensor, customer, supplier, or other business associate of the business relating to the Acquired Assets from maintaining the same business relationships with the Buyer after the Closing Date as it maintained prior to the Closing Date. The Seller will refer all customer inquiries relating to the Acquired Assets to the Purchaser from and after the Closing Date.

(c) Confidentiality. Seller shall treat and hold as such all of the confidential information relating to the Purchaser, NanoDynamics, Inc. and the Acquired Assets, refrain from using any of the confidential information of the Purchaser, NanoDynamics or the Acquired Assets except as permitted by this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of confidential information which are in its possession.

(d) Non-Competition. Seller agrees it shall not for a period of five (5) years following the Closing Date, engage, directly or indirectly, either as an employee, independent contractor, or owner, any business relating to porous ceramic materials or products ("Restricted Activities").

As of January 1, 2006

Without limiting the foregoing, the Seller agrees not to solicit, directly or indirectly, the Seller's current, past or future employees, contractors, customers or clients for Restricted Activities during such five (5) year period.

(e) Seller Dissolution and Liquidation. Seller shall liquidate and dissolve on or before December 31, 2006.

(f) Remedies. The parties agree that the remedy at law for a breach by Seller of the agreements in this Section 9 of this Agreement would be inadequate, and such agreements may be specifically enforced or enjoined by the Purchaser. The foregoing shall not be interpreted as denying any person such rights as it may have under this Agreement or any other agreement or to seek relief at law or equity with respect to damages resulting from a breach of this Section.

10. Breach of Covenants, Representations and Warranties; Indemnification.

(a) The Seller and the Purchaser shall each indemnify, hold harmless and defend the other at all times after the date of this Agreement, against and in respect of: (i) any damage, loss or expense resulting from any misrepresentation or breach of warranty or representation or of any covenant or agreement on the part of either of them under this Agreement; and (ii) all actions, suits or proceedings incident to any of the foregoing.

(b) The Purchaser shall indemnify, hold harmless and defend the Seller at all times after the date of this Agreement against and in respect of: (i) any damage, loss or expense resulting from any claim against the Seller relating to acts or omissions by or on behalf of the Purchaser at any time or relating to operation of the Business after the Closing Date; and (ii) all actions, suits or proceedings incident to any of the foregoing.

(c) The Seller shall indemnify, hold harmless and defend the Purchaser at all times after the date of this Agreement against and in respect of: (i) any damage, loss or expense resulting from any claim against the Purchaser relating to acts or omissions by or on behalf of the Seller at any time or relating to operation of the Business prior to the Closing Date; and (ii) all actions, suits or proceedings incident to any of the foregoing.

11. Survival of Representations, Warranties, and Covenants. The representations, warranties, covenants and agreements made by the parties hereto or made in any instruments delivered in connection herewith, shall survive the execution of this Agreement and shall be fully enforceable at law or in equity by either party, or their respective successors and assigns.

12. Governing Law. The validity, interpretation and legal effect of this Agreement shall be governed by, and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Ohio.

13. Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Columbus, Ohio in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Ohio law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute, Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the

As of January 1, 2006
foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

14. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted; provided that the same can be done in a manner, and with a result, which is essentially consistent with the bargain of the parties as expressed herein, including but not limited to the amount and terms of payment of the repurchase price.

15. Amendment. This Agreement cannot be amended, modified or terminated except pursuant to an instrument in writing signed by each of the parties hereto.

16. Notices. All notices provided for hereunder shall be served personally or by certified mail or nationally recognized overnight courier to the respective addresses of the parties set forth at the beginning of this Agreement, or to such other addresses as may be specified from time to time by the parties in writing.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 1st day of January , 2006.

                                     POUROUS CERAMIC SHAPES, LLC

                                     By:    /s/ Richard Schorr
                                         ---------------------------------------
                                               Richard Schorr, Member

                                     By:    /s/ Michael Gagel
                                         ---------------------------------------
                                               Michael Gagel, Member

                                     METAMATERIA PARTNERS, LLC

                                     By:    /s/ Anthony DeSimone
                                         ---------------------------------------
                                               Anthony DeSimone, Vice President

As of January 1, 2006

The undersigned, being all of the members of Pourous Ceramic Shapes, LLC, for and in consideration of MetaMateria Partners LLC, execution of the foregoing agreement, hereby agree to be bound by the provisions of Section 9 of the foregoing agreement.

                                      /s/ J. Richard Schorr
                                     -------------------------------------------
                                     J. Richard Schorr

                                      /s/ Michael E. Gagel
                                     -------------------------------------------
                                     Michael E. Gagel

As of January 1, 2006

                                    EXHIBIT A
                                  BILL OF SALE

      POUROUS CERAMIC SHAPES, LLC, an Ohio limited liability company with an address at 1275 Kinnear Road, Columbus, OH 43212 ("Seller"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to METAMATERIA PARTNERS, LLC, an Ohio limited liability company with an address at 1275 Kinnear Road, Columbus, OH 43212 ("Purchaser"), those items listed in Schedule A attached hereto and made a part hereof ("Acquired Assets"), to have and to hold the Acquired Assets unto Purchaser, its successors and assigns, forever.

      Seller hereby represents and warrants to Purchaser that Seller has the full right, power and authority to sell the Acquired Assets and to make and execute this Bill of Sale. Seller hereby agrees to warrant and defend the title to the Acquired Assets conveyed hereby to Purchaser against the lawful claims and demands of all persons claiming by, through or under Seller, but not otherwise.

      Seller further represents and warrants that the Acquired Assets are free and clear of all security interests, mortgages, liens, encumbrances or other charges whatsoever.

      This instrument shall be governed by and shall be construed in accordance with the internal laws of the State of Ohio without regard to principles of conflicts of laws.

      IN WITNESS WHEREOF, the Seller has caused this instrument to be duly executed as of the 1st day of January, 2006.

                                     POUROUS CERAMIC SHAPES, LLC

                                     By:  /s/ Michael Gagel
                                         ---------------------------------------
                                         Michael Gagel, President

As of January 1, 2006

                                   SCHEDULE A
                                 ACQUIRED ASSETS

Substantially all of the assets constituting the business of the Seller including, but not limited to, all (a) patents, patent applications, trademarks, trademark applications, tradenames, logos, domain name registrations and addresses, copyrights, trade secrets and other intellectual property as well as the goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) agreements, contracts, purchase orders, instruments and other similar arrangements, and rights thereunder, (c) franchises, approvals, permits, telephone numbers, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (d) books, records, ledgers, files, documents, correspondence, customer lists and contacts, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (e) furniture, fixtures and equipment, (1) inventory and accounts receivable, and
(g) software applications.

For the purpose of specificity but not by way of limitation, the Acquired Assets include:

Contracts

      Credit Card processor agreement,
      Sublease agreement between PCS and MetaMateria
      Sales Agreements with Drs. Foster & Smith
      Ohio TFAF PO between MetaMateria and PCS to develop insulation products for fuel cells.

Exclusive License of US Patent No. 6,245,236 Reciprocating Biological Filter

Exclusive License of US Trademark No. 75410684

                             Continued on Next Page

As of January 1, 2006

POUROUS CERAMIC SHAPES                                      ACQUIRED ASSETS P. 2

ASSET SCHEDULE

ACCOUNTS RECEIVABLE                                                     6,915.16

INVENTORIES, estimated                                                  6,250.00

         Property Valuation at Aquisiton 1-1-06


                         DESCRIPTION                                     COST
------------------------------------------------------------           ---------
OFFICE EQUIPMENT
iBeam computer                                                            375.00
iBeam computer                                                            375.00
TOTAL - OFFICE EQUIPMENT                                                  750.00
Accumulated Depreciation-Office Equipment                                -750.00
                                                                       ---------
         NET BOOK VALUE 12-31-05                                            0.00
                                                                       =========

PRODUCTION EQUIPMENT

Paragon Kiln & controller                                                 600.00

Royalton Food Cabinet                                                     600.00

Performax drum sander                                                     749.00

AST Meter measure system                                               14,000.00

Air Dryer                                                                 500.00

Air Compressor                                                            622.03

Electro Genf Molds                                                      1,860.00

3 T Gantry Crane                                                        1,000.00
1 - 5T Chiller Used                                                     1,750.00
1 Lutz Slurry Pump                                                      2,089.08
2 Lutz Drum Pump Heads                                                  1,171.00
2 Lutz Drum Pump Bodys                                                    440.00
1 Lutz Slurry Pump                                                      2,082.74
2 SS Chiller Tanks                                                      1,000.00
                                                                       ---------
28,463.85

Accumulated Depreciation-Production Equipment                          -6,644.66
                 NET BOOK VALUE PRODUCTION EQUIPMENT 12-31-05          21,819.19
                                                                       =========

1/1/2006         TOTAL NET BOOK VALUE PROPERTY & EQUIPMENT             21,819.19
                                                                       =========

                 TOTAL ASSET VALUATION JANUARY 1, 2006                 34,984.35
                                                                       =========

As of January 1, 2006

                                    EXHIBIT B

1275 Kinnear Rd
Columbus, OH 43212                               POUROUS CERAMIC SHAPES LLC
614-340-1690
614-487-3704 (Fax)

                             LETTER OF UNDERSTANDING
                               CELL-PORE(TM) ROYALTY

In 2001, Kent Marine (Kent) with headquarters in Georgia, purchased from Cercona of America, Inc. (Cercona) the technology, patents and products to make Cell-Pore(TM) from Robert C. Schenck Jr. Cell-Pore(TM) is sold into the fish tank market for the purpose of biologically controlling wastes generated in such tanks. Cercona made available to Kent all intellectual property, trademarks and processing technology and Kent continued to manufacture Cell-Pore(TM) products in Dayton, OH for approximately one year after the purchase.

In December 2003, Pourous Ceramic Shapes LLC (PCS) purchased from Kent the Cell-Pore(TM) business and as part of this purchase assumed a royalty obligation that was a part of the purchase agreement between Kent and Cercona; namely:

      Buyer (Kent Marine) agrees to pay Seller (Robert Schenck Jr.) a royalty of Three Percent (3%) of sales in excess of the break-even point (estimated to be Four Hundred Thousand Dollars ($400,000.00)) for the life of the patents transferred to Buyer.

All rights to intellectual property, trademarks and manufacturing technology that was acquired by Kent was subsequently transferred to PCS as part of the purchase agreement. Cercona had 10 patents relating to the production of fired porous ceramic products; however, except for, titled "Reciprocating Biological Filter" all had expired or were close to expiration and no fees were paid for their transfer or continuation by Kent Marine, nor by PCS. U.S. Patent 6,215,236 is active and the fees paid for its continuation. This patent teaches the construction of a Biorocker assembly for use in aerobic removal of toxins from a liquid. This patent was issued on June 12, 2001. A product with the trade name BioRocker(TM) is currently made and sold for use in smaller fish tanks; however, it is applicable for use in larger aquaculture tanks or ponds.

Cell-Pore(TM) is a high surface area, porous fired ceramic bio-media product used to house wet biofilms containing aerobic or anaerobic bacteria. Products include the BioRocker(TM), bioslabs, biocartridges, BioBlox(TM), and other special shapes made from this material.

Annual sales of Cell Pore(TM) products under PCS have never exceeded $200,000; however, as part of the purchase agreement from Kent Marine, a 3% royalty for all sales in excess of $400,000 is to be paid to Robert C. Schenck Jr. and this liability should be transferred as part of the sale. Without a commercial use of the Biorocker(TM) technology or Cell-Pore(TM) products, it is unlikely that sales for fish applications will ever exceed $400,000. If they do, it will be for higher margin products and such royalty can be absorbed in the selling price.

As of January 1, 2006

PCS has also developed and manufactured a number of other porous materials that are not considered covered by this agreement. These include fired insulation, unfired porous products, high temperature filter products and specialty filtration media used for non-fish or non-biological removal of contaminants.

The undersigned hereby represents and warrants that the foregoing is true and correct in all respects and acknowledges that MetaMateria Partners, LLC will rely on same in connection with entering into an Asset Purchase Agreement with PCS of even date herewith.

POUROUS CERAMIC SHAPES, LLC                 As of January 1, 2006 ______________

By: /s/ Michael Gagel                       Date Signed
    -----------------------
Michael Gagel, President

                                   ASSUMPTION

METAMATERIA PARTNERS, LLC hereby assumes and agrees to pay the royalty obligations of PCS to Robert C. Schenck, Jr. as set forth in the preceding letter with respect to sales of Cell Pore products occurring on or after January 1, 2006.

METAMATERIA PARTNERS, LLC

By:   /s/ Anthony DeSimone
    ----------------------------------------
        Anthony DeSimone, Vice President

As of January 1, 2006